SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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NABI BIOPHARMACEUTICALS

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5800 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2005

The annual meeting of stockholders (the “Annual Meeting”) of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Friday, May 13, 2005, at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida, for the following purposes:

1.	To elect a Board of Directors; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 25, 2005, are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by submitting a proxy as soon as possible. Stockholders entitled to vote at the Annual Meeting may submit a proxy by mail, telephone, or the Internet, as provided by the enclosed proxy card.

By Order of the Board of Directors,

Constantine Alexander

Secretary

April 8, 2005

5800 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Nabi Biopharmaceuticals, a Delaware corporation (the “Company”), from holders of the Company’s common stock, par value $.10 per share (the “Common Stock”), for the Company’s annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, May 13, 2005.

The Company’s principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company first mailed this proxy statement to stockholders on or about April 8, 2005.

VOTING AT THE ANNUAL MEETING

Stockholders of record at the close of business on March 25, 2005, are entitled to notice of and to vote at the Annual Meeting. As of March 25, 2005, 58,786,971 shares of Common Stock were outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. The holders of issued and outstanding shares of Common Stock that represent a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum. Directions to withhold authority, abstentions, and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The Company does not expect to receive any broker non-votes because the uncontested election of directions is the only matter to be presented for action at the Annual Meeting. Broker non-votes occur when a broker or other nominee that holds shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner.

Stockholders are entitled to one vote per share on all matters that properly come before the Annual Meeting. Stockholders of record may vote by signing, dating, and mailing the enclosed proxy card, by calling the toll-free number listed on the enclosed proxy card, or by accessing the Internet website listed on the enclosed proxy card. If your shares are held in the name of a bank or broker, then you may vote by following the instructions that you receive from your bank or broker. Voting by proxy will not limit your right to attend the Annual Meeting and vote in person. If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the Annual Meeting and vote in person.

Each proxy that is properly received before the Annual Meeting will be exercised in accordance with the specified voting instructions. If no voting instructions are specified, then the shares represented by the proxy will be voted for the election of the director nominees named in this proxy statement. You may revoke your proxy before it is exercised by submitting another proxy with a subsequent date, by delivering a written notice of revocation to the Secretary of the Company, care of Mark A. Soufleris, Vice President, Marketing USA, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, or by attending the Annual Meeting and voting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s by-laws provide that it shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of directors then in office. The Board of Directors has fixed the number of directors at seven. All of the nominees named in this proxy statement are currently serving as directors of the Company.

Vote Required

A plurality of votes cast will be required to elect each director nominee. Directions to withhold authority and broker non-votes will have no effect on the election of directors. Your proxy will confer discretionary authority to vote on the election of any person to serve as a director if a nominee named in this proxy statement is unable to serve or for good cause will not serve. The Board of Directors has no reason to believe that any director nominee will be unable or unwilling to serve, if elected.

Director Nominees

Each of the following directors has been nominated for reelection at the Annual Meeting.

David L. Castaldi, age 65, has been a director of the Company since 1994. He is currently an independent consultant. He was Chancellor and Chief Financial Officer of the Roman Catholic Archdiocese of Boston in 2001. Mr. Castaldi founded Cadent Medical Corp., a medical device company. He served as Chairman of the Board from 1996 to 2001 and as Chief Executive Officer of Cadent from 1998 to 1999. Previously, Mr. Castaldi was founder and Chief Executive Officer of a publicly-held biotechnology company and President of a biopharmaceutical division of Baxter International. Mr. Castaldi also serves on the board of directors of Embrex, Inc.

Geoffrey F. Cox, Ph.D., age 61, has been a director of the Company since 2000. He has been Chairman and Chief Executive Officer of GTC Biotherapeutics, Inc., a biopharmaceutical company, since 2001. From 1997 to 2001, he was Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. From 1984 to 1997, he was employed by Genzyme Corporation, a biotechnology company, last serving as its Executive Vice President, Operations. Dr. Cox also serves on the board of directors of GTC Biotherapeutics, Inc.

George W. Ebright, age 66, has been a director of the Company since 1995. Until he retired in 1994, Mr. Ebright was Chairman of the Board of Cytogen Corporation, a biopharmaceutical company, which he joined in 1989 as President, Chief Executive Officer, and a director. For 26 years prior to 1989, he held various management positions at SmithKline Beecham Corporation, a pharmaceutical company, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the boards of directors of West Pharmaceutical Services, Inc. and Arrow International, Inc.

Richard A. Harvey, Jr., age 55, has been a director of the Company since 1992. He has been President of Stonebridge Associates, LLC, an investment banking firm, since 1996.

Linda Jenckes, age 57, has been a director of the Company since 1997. She has been President of Linda Jenckes & Associates, a government relations consulting firm that she founded, since 1995. Ms. Jenckes also serves on the boards of directors of the National Multiple Sclerosis Society and the National Polycystic Kidney Disease Research Foundation.

Thomas H. McLain, age 47, has served as Chairman, Chief Executive Officer and President of the Company since May 2004 and has been a director since April 2001. From June 2003 to May 2004 he served as

Chief Executive Officer and President. From November 2002 to June 2003, he served as President and Chief Operating Officer. From April 2001 to November 2002, he served as Executive Vice President and Chief Operating Officer. From 1998 to April 2001, he served as Senior Vice President, Corporate Services and Chief Financial Officer. From 1988 to 1998, Mr. McLain was employed by Bausch & Lomb, Inc., a global eye care company. Mr. McLain also serves on the board of directors of Eastman Chemical Company.

Stephen G. Sudovar, age 58, has been a director of the Company since 2002. He currently serves as President and Chief Executive Officer of SGS Associates, a management consulting firm. From 1999 to 2005, Mr. Sudovar served as President and Chief Executive Officer of EluSys Therapeutics, Inc., a biotechnology company. From 1988 to August 1999, he was employed by Roche Laboratories, a division of F. Hoffmann-La Roche Ltd, a global healthcare company, last serving as its President. Mr. Sudovar also serves on the board of directors of Atherogenics, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors of the Company, which met six times in 2004, has formed the following standing committees.

1.	The Audit Committee currently consists of Mr. Castaldi (Chairman), Dr. Cox, and Ms. Jenckes, and its function is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. On February 7, 2005, the Board of Directors voted to amend the Audit Committee’s written charter. A copy of the amended charter is included as Appendix A to this proxy statement, and is available on the Company’s website at http://www.nabi.com. All of the Audit Committee members are able to read and understand fundamental financial statements. The Board of Directors has determined that Mr. Castaldi is an audit committee financial expert, as defined under the federal securities laws. The Audit Committee met six times in 2004.

2.	The Compensation Committee currently consists of Messrs. Castaldi, Ebright, and Sudovar (Chairman), and its function is to assist the Board of Directors in determining and overseeing the compensation practices and policies of the Company. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. The Compensation Committee met five times in 2004.

3.	The Nominating and Governance Committee currently consists of Messrs. Castaldi, Ebright, and Sudovar (Chairman), Dr. Cox, and Ms. Jenckes, and its function is to focus on issues involving the composition and operation of the Board of Directors and its committees, and the development of good corporate governance practices. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website at http://www.nabi.com. The Nominating and Governance Committee met three times in 2004.

During 2004, each incumbent director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board of Directors held during the period for which he or she has been a director and (ii) all meetings of each committee of the Board held during the periods that he or she served as a member of the committee.

The Board has determined that Messrs. Castaldi, Ebright, and Sudovar, Dr. Cox, and Ms. Jenckes are independent directors, as defined under the Nasdaq Marketplace Rules. Furthermore, all of the Audit Committee members are independent, as independence for audit committee members is defined under the Nasdaq Marketplace Rules; all of the Compensation Committee members are independent, as independence for compensation committee members is defined under the Nasdaq Marketplace Rules; and all of the Nominating and Governance Committee members are independent, as independence for nominating committee members is defined under the Nasdaq Marketplace Rules. There are no family relationships among any of the directors or executive officers of the Company.

Director Compensation

On February 8, 2005, the Board of Directors approved the Company’s compensation policy for non-employee directors. Under the compensation policy, each non-employee director receives an annual retainer of $20,000 plus a fee of $1,000 for each Board and committee meeting attended by the director (whether the meeting is in person or by conference telephone). Currently, each chairperson of a standing Board committee receives an annual retainer of $3,000. Effective May 2005, each member of a standing Board committee will receive an annual retainer of $2,500, and each chairperson of a standing Board committee will receive an annual retainer of $5,000, except that the chairman of the Audit Committee will receive an annual retainer of $7,500. Fees are paid for attendance at committee meetings even if they are held on the same day as Board meetings. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Under the Company’s 2004 Stock Plan for Non-Employee Directors, each non-employee director may elect to be paid his or her annual retainer, in whole or in part, in shares of Common Stock in lieu of cash, and each non-employee director is entitled to receive an option to purchase shares of Common Stock upon his or her initial election to the Board and each reelection to the Board at any meeting of stockholders. The number of shares underlying such options is determined by the Board of Directors at the time in its sole discretion. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become fully exercisable six months after the date of grant, and the options expire ten years after the date of grant. To the extent that options are exercisable on the date that a director’s service on the board terminates they will remain exercisable for 12 months after such termination, but in no event later than the original option expiration date.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the Secretary of the Company, care of Mark A. Soufleris, Vice President, Marketing USA, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, who will forward the recommendation to the Committee. The recommendation must set forth (i) the name and address as they appear on the Company’s books of the stockholder making the recommendation and the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (ii) the name of the candidate and all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors under the federal proxy rules. The recommendation must be accompanied by the candidate’s written consent to being named in the Company’s proxy statement as a nominee for election to the Board and to serving as a director, if elected. Stockholders must also comply with all requirements of the Company’s by-laws with respect to nomination of persons for election to the Board of Directors.

The Nominating and Governance Committee believes that nominees for election to the Board of Directors should possess sufficient business or financial experience and a willingness to devote the time and effort necessary to discharge the responsibilities of a director. This experience can include, but is not limited to, service on other boards of directors or active involvement with other boards of directors, experience in the industries in which the Company conducts its business, audit and financial expertise, clinical experience, operational experience, or a scientific or medical background. The Committee does not believe that nominees for election to the Board of Directors should be selected through mechanical application of specified criteria. Rather, the Committee believes that the qualifications and strengths of individuals should be considered in their totality with a view to nominating persons for election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a positive contribution to the Board of Directors.

The Nominating and Governance Committee intends to identify candidates for election to the Board of Directors through the personal knowledge and experience of the members of the Committee, third-party recommendations, and, for so long as the Committee believes it appropriate, through a search firm selected by the Committee and compensated by the Company. Candidates will be evaluated based upon their backgrounds and interviews with members of the Board of Directors. The Committee does not plan to evaluate candidates identified by the Committee differently from those recommended by a stockholder or otherwise.

Board Self-Assessment

The Nominating and Governance Committee has determined that the Board of Directors should undergo a self-assessment in 2005 in order to better understand and enhance, if necessary, performance and effectiveness of the Board as a group. As a part of the self-assessment each member of the Board of Directors will complete a Self-Assessment Questionnaire.

Shareholder Communication Policy

Stockholders may send communications to the Board of Directors or individual members of the Board by writing to them, care of Mark A. Soufleris, Vice President, Marketing USA, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, who will forward the communication to the intended director or directors. If a stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance at Annual Meetings of Stockholders

The Company’s policy is to encourage attendance by all directors at annual meetings of stockholders. All seven of the Board members nominated for reelection attended last year’s annual meeting.

Code of Ethical Conduct

The Company has adopted a Code of Ethical Conduct that comprises a code of ethics, as defined under the federal securities laws. The Code of Ethical Conduct applies to all directors, officers, and employees of the Company. The Code of Ethical Conduct is posted on the Company’s Internet website at http://www.nabi.com.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity securities of the Company are authorized for issuance under the 1990 Equity Incentive Plan, the 1998 Non-Qualified Employee Stock Option Plan, the 2000 Equity Incentive Plan, the Stock Plan for Non-Employee Directors, the 2004 Stock Plan for Non-Employee Directors, and the 2000 Employee Stock Purchase Plan.

The following table provides information with respect to the Company’s equity compensation plans as of December 25, 2004.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	2,979,268		$10.28	4,720,099	(1)
Equity compensation plans not approved by security holders	4,988,209	(2)	$8.85	352,170
Total	7,967,477		$9.38	5,072,269

(1)	Includes 473,208 shares available for purchase under the 2000 Employee Stock Purchase Plan.

(2)	Excludes 23,300 shares to be issued upon exercise of outstanding options that were assumed in connection with the acquisition of Univax Corporation. These options have a weighted-average exercise price of $7.13 per share.

The closing price of the Common Stock on The Nasdaq National Market on March 24, 2005, was $12.41 per share.

1998 Non-Qualified Employee Stock Option Plan

The Board has adopted the 1998 Non-Qualified Employee Stock Option Plan (the “1998 Plan”), which provides for the award of up to 7,400,000 shares of Common Stock in the form of non-qualified stock options. The 1998 Plan has not been approved by the Company’s stockholders. The number of shares to be issued upon exercise of outstanding options and available for future grants under the 1998 Plan is subject to adjustment in the event of a stock dividend, stock split or combination of shares, recapitalization, or other change in the Company’s capital stock, as described in the 1998 Plan.

Persons eligible to receive awards under the 1998 Plan include all employees, consultants, and advisors of the Company who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. Directors and officers of the Company are not eligible to receive awards under the 1998 Plan.

The exercise price of options granted under the 1998 Plan may not be less than the par value of the Common Stock. The expiration date of options granted under the 1998 Plan may not be more than ten years after the date of grant.

Options granted under the 1998 Plan generally have an exercise price equal to the fair market value of the Common Stock on the date of grant. The options generally become exercisable in four equal annual installments beginning one year after the date of grant. In the event that an optionee’s employment or service with the Company terminates for any reason other than by death, options that are not then exercisable generally terminate immediately, but options that are exercisable on the date that employment or service terminates generally continue to be exercisable for a period of 90 days or such longer period as the Board may determine, but in no event beyond the option expiration date.

In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of the Common Stock are exchanged for securities, cash, or other property of any other business entity or in the event of a liquidation of the Company, then the Board may, in its discretion, (i) provide that outstanding options shall be assumed or replaced, (ii) provide that all unexercised options will terminate within a specified period, (iii) provide for a cash payment in exchange for the termination of outstanding options, or (iv) provide that outstanding options shall become exercisable in full immediately prior to such event.

As of December 25, 2004, 4,988,209 shares were subject to outstanding options granted under the 1998 Plan, and 352,170 shares were available for future grants under the 1998 Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information concerning the compensation of the Chief Executive Officer of the Company and certain other current and former executive officers for each of the Company’s last three completed fiscal years (such executive officers, including the Chief Executive Officer, are sometimes collectively referred to in this proxy statement as the “Named Executive Officers”).

	Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position		Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)		Securities Underlying Options (#)
Thomas H. McLain Chairman, Chief Executive Officer and President	2004 2003 2002	435,100 342,000 274,615	312,246 232,103 225,494	16,380 16,383 —	(3) (4)	118,237 60,915 62,336	38,927 36,833 30,180	(5)

Richard G. Clark Senior Vice President, Administration and Chief Administration Officer (5)	2004 2003 2002	158,173 — —	127,050 — —	6,883 — —	(3)	125,000 — —	15,606 — —	(5)

Raafat E.F. Fahim, Ph.D. Senior Vice President, Technical and Production Operations (6)	2004 2003 2002	271,615 189,231 —	131,560 125,270 —	90,084 86,145 —	(3) (4)	211,259 40,000 —	22,060 8,271 —	(5)

Henrik S. Rasmussen, M.D., Ph.D. Senior Vice President, Clinical, Medical, and Regulatory Affairs (7)	2004 2003 2002	283,615 221,654 —	136,620 143,731 —	18,593 — —	(3)	214,282 40,000 —	31,703 8,197 —	(5)

Mark L. Smith Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, and Treasurer	2004 2003 2002	272,962 248,904 208,673	128,414 132,217 118,910	10,718 10,568 —	(3) (4)	54,466 41,208 35,314	27,608 26,605 8,180	(5)

Gary A. Siskowski Former Senior Vice President, Sales and Marketing	2004 2003 2002	215,354 198,335 190,212	104,236 79,573 85,239	10,272 6,830 —	(3) (4)	40,672 32,317 33,823	29,588 20,683 20,774	(5)

(1)	Includes for certain individuals accrued unused vacation reimbursements that were paid in cash.

(2)	Includes bonuses accrued or earned in each year whether or not such bonuses were paid in that year.

(3)	Includes (i) reimbursements of $9,751 paid to Mr. McLain, $6,883 paid to Messrs. Smith, Clark, Siskowski and Dr. Fahim, and $10,409 paid to Dr. Rasmussen, respectively, for taxes payable by the officers on contributions made by the Company under its Supplemental Executive Retirement Plan; (ii) reimbursements of $6,629, $3,835, $3,389, and $8,184, paid to Messrs. McLain, Smith and Siskowski and Dr. Rasmussen, respectively, for taxes payable by the officers on disability insurance premiums paid by the Company; and (iii) reimbursement of $9,887 paid to Dr. Fahim for Canadian taxes payable by him, relocation expenses of $64,914 for which Dr. Fahim was reimbursed, and an automobile allowance of $8,400 paid to Dr. Fahim.

(4)	Includes (i) reimbursements of $12,618, $3,441 and $6,883 paid to Messrs. McLain, Siskowski and Smith, respectively, for taxes payable by the officers on contributions made by the Company under its Supplemental Executive Retirement Plan; (ii) reimbursements of $3,765, $3,389, and $3,685 paid to Messrs. McLain, Siskowski, and Smith, respectively, for taxes payable by the officers on disability insurance premiums paid by the Company; and (iii) relocation expenses in the amount of $86,145 paid by the Company on behalf of Dr. Fahim.

(5)	Includes (i) premiums for life insurance in the amounts of $2,170, $3,606, $3,479, $722, $1,860 and $985, paid by the Company on behalf of Messrs. McLain, Clark, Siskowski and Smith, and Drs. Fahim and Rasmussen, respectively, during 2004; (ii) contributions made by the Company under its 401(k) plan in the amount of $8,200 on behalf of each of Messrs. McLain, Smith, and Siskowski and Drs. Fahim and Rasmussen for 2004; (iii) premiums for disability insurance in the amounts of $11,557, $6,686, $5,909, $10,518, paid by the Company on behalf of Messrs. McLain, Smith and Siskowski and Dr. Rasmussen, respectively, during 2004; and (iv) contributions during 2004 in the amounts of $12,000 on behalf of Messrs. Smith, Clark, Siskowski and Drs. Fahim and Rasmussen, and $17,000 on behalf of Mr. McLain made by the Company and included in each executive’s taxable income under the Company’s Supplemental Executive Retirement Plan, which provides the executive with a self-directed insurance or annuity-based retirement plan.

(5)	Mr. Clark joined the Company in May 2004.

(6)	Dr. Fahim joined the Company in March 2003.

(7)	Dr. Rasmussen joined the Company in February 2003.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning individual grants of stock options made during the Company’s last completed fiscal year to each of the Named Executive Officers. To date, the Company has not granted stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted To Employees in Fiscal Year		Exercise Price ($/sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
								5%($)	10%($)
Thomas H. McLain	102,723 15,514	(2) (2)	4.01 0.60	% %	$ $	14.92 16.65	3/24/2014 5/14/2014	963,861 162,449	2,442,613 411,677

Richard G. Clark	125,000	(3)	4.87%			$15.56	11/11/2014	1,223,200	3,099,829

Raafat E.F. Fahim, Ph.D.	43,116 8,143 160,000	(2) (2) (3)	1.68 0.32 6.24	% % %	$ $ $	14.92 16.65 15.56	3/24/2014 5/14/2014 11/11/2014	404,562 85,266 1,565,696	1,025,240 216,081 3,967,781

Henrik S. Rasmussen, M.D., Ph.D.	45,750 8,532 160,000	(2) (2) (3)	1.78 0.33 6.24	% % %	$ $ $	14.92 16.65 15.56	3/24/2014 5/14/2014 11/11/2014	429,277 89,339 1,565,696	1,087,873 226,404 3,967,781

Mark L. Smith	43,994 10,472	(2) (2)	1.72 0.41	% %	$ $	14.92 16.65	3/24/2014 5/14/2014	412,800 109,653	1,046,117 277,883

Gary A. Siskowski	35,224 5,448	(2) (2)	1.37 0.21	% %	$ $	14.92 16.65	3/24/2014 5/14/2014	330,511 57,047	837,579 144,567

(1)

The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company, the Compensation Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company. Except as described in note 3 below, under the terms of their employment agreements, if any of Messrs. McLain, Clark or Smith or Drs. Fahim or Rasmussen is terminated without cause (as defined in his agreement), then each of his non-vested options will immediately vest and be exercisable for one year following his termination date, but in no event later than the original option expiration date. Under the terms of their change of control agreements, if any of Messrs. McLain, Clark or Smith or Drs. Fahim or Rasmussen is terminated in connection with a change of control (as defined in his agreement), then each of his non-vested options will immediately vest and be exercisable for specified periods, but in no event later than the original option expiration date. In connection with the termination of his employment, all outstanding options held by Mr. Siskowski have vested and will be exercisable until the earlier of January 7, 2006, or the original option expiration date.

(2)	These options become exercisable in four equal annual installments beginning one year from the date of grant.

(3)	These options become exercisable at a rate of 50% after three years, an additional 25% after four years, and an additional 25% after five years (provided that on each vesting date the executive is employed by the Company or a subsidiary of the Company). These options are not subject to accelerated vesting pursuant to the executive’s employment agreement and are otherwise governed by and subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table contains information concerning each exercise of stock options during the Company’s last completed fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options, provided on an aggregated basis.

	Number of Securities Underlying Unexercised Options at December 25, 2004(#)	Value of Unexercised In-the-Money Options at December 25, 2004($)(1)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Thomas H. McLain	407,602/238,342	4,070,546/1,077,055
Richard G. Clark	0/175,000	0/159,000
Raafat E.F. Fahim, Ph.D.	10,000/241,259	95,000/292,761
Henrik S. Rasmussen, M.D., Ph.D.	10,000/244,282	99,200/305,835
Mark L. Smith	157,462/115,587	1,404,209/536,629
Gary A. Siskowski	58,115/86,197(2)	467,732/383,418(2)

(1)	Calculated using the difference between the option exercise price and $15.10 per share, the closing price of the Common Stock on The Nasdaq National Market (“Nasdaq”) on December 23, 2004. The closing price of the Common Stock on Nasdaq on March 24, 2005, was $12.41 per share.

(2)	In connection with the termination of his employment, all outstanding options held by Mr. Siskowski have vested and will be exercisable until the earlier of January 7, 2006, or the original option expiration date.

Employment Agreements

The Company has employment agreements with Messrs. McLain, Clark and Smith, and Drs. Fahim and Rasmussen. The salaries paid under the employment agreements with Messrs. McLain, Clark and Smith and Drs. Fahim and Rasmussen, are $450,000, $245,000, $280,000, $290,000 and $290,000 per year, respectively. Such salaries are subject to discretionary annual increases as determined by the Compensation Committee. Under the employment agreements, the executive officers are eligible to participate in the Company’s fringe benefit programs and are entitled to receive such bonus or other compensation as determined by the Compensation Committee. In addition, the executive officers are entitled to receive a monthly automobile allowance.

Each of the employment agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if the employee is terminated other than for cause or disability, or if, after the expiration of the employment period, the employee gives notice of termination and within 30 days prior to the expiration of the employment period the Company had not offered to renew the agreement on terms no less favorable to him than the terms then in effect and within 90 days following the expiration of the employment period the Company has not tendered the employee a new employment agreement executed on behalf of the Company and containing such no less favorable terms, then he is entitled to receive the following severance benefits: (i) severance pay of his base salary as in effect at the time of such termination for 18 months in the case of Messrs. Clark and Smith and Drs. Fahim and Rasmussen and 24 months in the case of Mr. McLain, (ii) pro rated bonus compensation, (iii) the continuation of certain fringe benefits for 18 months in the case of Messrs. Clark and Smith and Drs. Fahim and Rasmussen and 24 months in the case of Mr. McLain, and (iv) immediate vesting of any non-vested stock options held by the employee, which will be exercisable for 12 months in the case of Messrs. Clark and Smith and Drs. Fahim and Rasmussen and 24 months in the case of Mr. McLain after the termination date, but in no event later than the original option expiration date. Each of the employment agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

Effective January 8, 2005, the Company terminated the employment period under an employment agreement with Gary A. Siskowski, the Company’s former Senior Vice President, Sales and Marketing. Pursuant to the terms of Mr. Siskowski’s employment agreement, Mr. Siskowski is entitled to receive the following benefits: (i) payments equal to his then current base salary of $206,000 per year and continuation of certain fringe benefits, including an auto allowance, participation in the Company’s Supplemental Executive Retirement Plan, and club membership dues, for 18 months, (ii) bonus compensation for 2004 of $104,236 payable under the Company’s VIP Management Incentive Plan, (iii) executive outplacement services up to $18,000, and (iv) immediate vesting of any non-vested stock options held by Mr. Siskowski, which will be exercisable for one year after the termination date, but in no event later than the original option expiration date. His employment agreement provides that Mr. Siskowski will not compete with the Company for a period of one year after his employment terminates.

Change of Control Agreements

The Company has entered into change of control agreements with each of Messrs. McLain, Clark and Smith and Drs. Fahim and Rasmussen. Although specific rights and obligations are different under each agreement, the general terms of these agreements are similar. Each of the change of control agreements provides for severance benefits in the event that the employee’s employment terminates in connection with a change of control. Primarily, the change of control agreements provide for the payment of a lump sum amount equal to a multiple of the sum of (a) the higher of (i) the employee’s annual base salary as of the date of the agreement or (ii) the employee’s base salary immediately prior to the change of control plus (b) the target bonus the employee could have earned for the fiscal year in which the change of control occurred. For Mr. McLain, the multiple is three. For Messrs. Clark and Smith and Drs. Fahim and Rasmussen, the multiple is two.

In addition, the change of control agreements provide for the following severance benefits: (i) the continuation of certain employee benefit programs for specified periods, (ii) the payment by the Company of any compensation previously deferred by the employee within five days of termination, (iii) accelerated vesting of any outstanding stock options held by the employee, which will be exercisable for specified periods, but in no event later than the original option expiration date, and (iv) the payment by the Company for outplacement services provided to the employee.

Comparative Stock Performance

The following graph and chart compare, during the five-year period commencing December 31, 1999 and ending December 31, 2004, the annual change in the cumulative total return on the Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Biotech Stocks indices, assuming the investment of $100 on December 31, 1999 (at the market close) and the reinvestment of any dividends.

COMPENSATION COMMITTEE REPORT

Management Compensation Program.    The Company’s management compensation program (the “Program”) was developed by the Compensation Committee with the assistance of an outside compensation consultant and the Company’s Vice President of Human Resources, and incorporates the results of a study undertaken by the World At Work (formerly the American Compensation Association). The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, the Program should develop a strong link between the achievement of organizational goals as measured by a “balanced scorecard” process and individual compensation. Second, the Program should assure total compensation opportunities that are above comparable companies when the Company’s performance is superior to theirs and below such companies if the Company’s performance is inferior to theirs. Third, the Program should allow the Company to attract and retain individuals whose performance will enhance stockholder value of the Company.

Comparator Group.    The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the “Comparator Group”) and other relevant compensation survey data to serve as the basis for determining the appropriate levels of cash-based compensation provided to the Company’s executive officers. The companies in the Comparator Group are selected by the Compensation Committee with the assistance of an outside compensation consultant based on their comparability to the Company as determined by factors such as total revenue, market capitalization, and business focus.

Executive Compensation.    There are three principal components of the compensation provided to the Company’s executive officers: base salary, annual bonus, and equity incentive compensation.

Base Salary.    The Compensation Committee approves base salaries for the Chief Executive Officer and other executive officers after a structured annual review with input from the Chief Executive Officer regarding the other executive officers. This annual review includes an examination of salary levels of the Comparator Group and other relevant compensation survey data to determine whether the Company’s salary levels for its executive officers are commensurate with the median salary levels of executives at relevant companies with comparable responsibilities. Base salary decisions are made after a review of various criteria such as: (i) performance relative to corporate budgets, (ii) performance on specific projects, and (iii) management attributes and skills performance. In March 2005, the Compensation Committee approved the following base salary levels for 2005. (H. LeRoux Jooste joined the Company as Senior Vice President, Global Sales and Marketing, in December 2004.)

Name	Base Salary as of April 2004	Base Salary as of April 2005
Thomas H. McLain	$418,000	$450,000
Richard G. Clark	$235,000	$245,000
Raafat E.F. Fahim, Ph.D.	$260,000	$290,000
Henrik S. Rasmussen, M.D., Ph.D.	$270,000	$290,000
Mark L. Smith	$260,000	$280,000
H. LeRoux Jooste	—	$290,000

Annual Bonus.    The Compensation Committee approves annual bonuses for the Chief Executive Officer and the other executive officers under the Company’s VIP Management Incentive Plan. The objective of the VIP Plan is to provide an effective tool to help motivate the executive’s performance in achieving the company’s defined strategy by aligning measurement and accountability with rewards. The Compensation Committee considers the Comparator Group and other relevant compensation survey data in making bonus determinations. In January 2005 the Compensation Committee approved the bonuses set forth in the Summary Compensation Table on page 8, which were paid in March 2005, based on the terms of the VIP Plan.

Rewards under the VIP Plan are based on performance as measured by two balanced scorecards, the corporate scorecard and an individual scorecard for each participant’s functional area (except the Chief Executive Officer, who is measured on the corporate scorecard only). Both scorecards view organizational performance from four equally-weighted perspectives: financial, customer, internal, and employee learning and growth. Each perspective is divided into strategic objectives and corresponding measures, which are organized and weighted differently on each scorecard. The weighting of strategic objectives and corresponding measures may vary significantly from corporate to individual scorecards. Both corporate and individual scorecards define threshold, target, and maximum performance levels. The structure and performance levels of the corporate scorecard are designed by our Chief Executive Officer and the other executive officers and approved by the Compensation Committee of the Board of Directors. Each individual scorecard is designed by the appropriate executive officer, reviewed by our human resources department, and approved by our Chief Executive Officer.

The three performance levels under each scorecard are defined as follows:

•	Threshold—This is the minimum level of performance for which the VIP Plan provides compensation. If the threshold level only is achieved, the weighting for a particular objective is reduced by 50% of its original value.

•	Target—This is achieved when a performance target is met. If the target level is achieved, the weighting for a particular objective is maintained at 100% of its original value.

•	Maximum—This is the maximum level of performance for which the VIP Plan provides compensation. If the maximum level is achieved, the weighting for a particular objective is increased to 150% of its original value.

In order for any reward to be payable a minimum corporate qualifier established for each bonus year must be achieved. In 2004, the minimum qualifier was based on free cash flow, as defined. Assuming achievement of the minimum corporate qualifier, the amount of reward that is paid is determined by using a two-step process.

First, the percentage scores from each of the corporate and individual scorecards (which will range between 50% and 150% in the aggregate) are multiplied by the bonus potential for each participant. The bonus potential for each participant is a percentage of the participant’s base salary as set forth in the following table.

Position	Percentage of Base Salary
CEO	83%
Sr. VP	55%

Second, the resulting corporate and individual bonus components are combined based on a weighting depending on the level of the participant as defined in the following table.

Position	Corporate	Individual
CEO	100%	0%
Sr. VP	80%	20%

The bonus potential, the relative weights of the corporate and individual scores, and all other elements of the VIP Plan are subject to change at the discretion of the Compensation Committee.

Equity Incentive Compensation.    The Company’s Chief Executive Officer and other executive officers receive long-term performance-based compensation in the form of option awards under the Company’s stock option plans. The Compensation Committee believes that equity-based compensation motivates the Company’s executive officers to have an interest in the long-term success of the Company. Equity compensation awards are made based on a review of the Comparator Group and other relevant survey data. All options granted by the Company have an exercise price equal to the market price of the Common Stock on the grant date. Accordingly, options have value only when the price of the Common Stock exceeds the price on the grant date. Vesting is used to encourage executive officers to remain with the Company. In 2004, the Compensation Committee approved the issuance of options to the Company’s executive officers in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company’s stockholders. These options included special retention stock option grants for certain executive officers who have joined the company since the beginning of 2003. These grants replaced the normal stock option grants that would have been made to these individuals in 2005, 2006, and 2007 and have vesting terms designed to incent these individuals to remain with the Company through at least November 2007. The Compensation Committee considered, among other factors, options already held when granting new awards for 2004. The Compensation Committee intends to consider whether to continue its practice of providing equity incentives solely through stock option awards or whether other approaches should be utilized.

Other Compensation.    The Compensation Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

Chief Executive Officer Compensation.    The Chief Executive Officer’s base salary, annual bonus, and equity incentive compensation are established by the Compensation Committee in accordance with the general guidelines set forth above.

Respectfully submitted by,

The Compensation Committee

Stephen G. Sudovar, Chairman

David L. Castaldi

George W. Ebright

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Committee is composed of three directors, each of whom is independent as defined in the Nasdaq Marketplace Rules. The Committee operates under a written charter amended and approved by the Board of Directors in February 2005. A copy of this charter is included as Appendix A to this proxy statement, and is available on the Company’s website at http://www.nabi.com. David Castaldi has been designated by the Board of Directors as the audit committee financial expert, as defined under the federal securities laws.

Management is responsible for the Company’s financial statements and financial reporting process, including the Company’s internal controls. The Company’s principal independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an audit of the Company’s financial statements and management’s assessment of the Company’s internal controls in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Although the Audit Committee is responsible for overseeing these processes, it does not prepare or audit the Company’s financial statements and audit controls or certify that they are complete or accurate or design or audit internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 25, 2004, with management and Ernst & Young LLP. The Audit Committee has met with Ernst & Young LLP without management present on six occasions in 2004 and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, which includes, among other items, matters relating to the conduct of an audit of financial statements. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s principal independent registered public accounting firm for the current fiscal year. The Audit Committee or its chairman pre-approves all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the auditor) provided to the Company by the Company’s independent public accountants. There were no de minimis non-audit services or auditing services provided to the Company in 2004 that were not approved by the Audit Committee or its chairman.

The Audit Committee has adopted procedures to investigate and resolve complaints received by the Company concerning accounting, internal accounting controls, or auditing matters or theft or fraud, including any claim of retaliation for providing information to or otherwise assisting the Audit Committee. Any submissions by the Company’s employees are received and maintained in a manner that assures confidentiality without compromising the submitter’s anonymity, if so requested by the submitter.

Respectfully submitted by,

The Audit Committee

David L. Castaldi, Chairman

Geoffrey F. Cox, Ph.D.

Linda Jenckes

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s principal independent registered public accounting firm for the fiscal year ended December 25, 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees and expenses billed by Ernst & Young LLP for each of the Company’s last two fiscal years.

	2004		2003
Audit Fees	$1,069,371	(1)	$460,652
Audit-Related Fees	89,750	(2)	162,928	(3)
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$1,159,121		$623,580

(1)	Includes fees and expenses billed in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Consists of fees and expenses billed for an audit and report in connection with a grant from the National Institute on Drug Abuse and employee benefit plan audits.
(3)	Consists of fees and expenses billed for employee benefit plan audits, accounting research and consultation and an audit in connection with the acquisition of worldwide rights to PhosLo® (Calcium Acetate) completed in 2003.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 25, 2005 (unless otherwise noted) as to the Common Stock beneficially owned by (i) all directors and nominees, (ii) each Named Executive Officer, (iii) current directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. Unless otherwise noted, this information has been provided by the persons named in the table.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class
Directors and Nominees
David L. Castaldi	77,215	(2)	*
Geoffrey F. Cox, Ph.D.	51,203	(3)	*
George W. Ebright	52,325	(4)	*
Richard A. Harvey, Jr.	55,996	(5)	*
Linda Jenckes	54,247	(6)	*
Thomas H. McLain	559,011	(7)	*
Stephen G. Sudovar	36,497	(8)	*

Named Executive Officers
Thomas H. McLain	559,011	(7)	*
Richard G. Clark	12,553	(9)	*
Raafat E.F. Fahim, Ph.D.	35,445	(10)	*
Henrik S. Rasmussen, M.D., Ph.D.	34,525	(11)	*
Mark L. Smith	221,446	(12)	*
Gary A. Siskowski	147,447	(13)	*

Current directors and executive officers as a group (12 persons)	1,190,463	(14)	2.0%

5% Beneficial Owners
Deerfield Capital, L.P. et al.	4,425,000	(15)	7.7%
780 Third Avenue, 37th Floor New York, NY 10017
Earnest Partners, LLC	5,099,498	(16)	8.7%
75 Fourteenth Street, Suite 2300 Atlanta, GA 30309
Sectoral Asset Management Inc.	3,102,922	(17)	5.3%
2120-1000 Sherbrooke St. West Montreal PQ H3A 3G4 Canada

*	Less than 1%.

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of (i) 38,515 shares of Common Stock owned by Mr. Castaldi, (ii) 6,200 shares of Common Stock owned by Mr. Castaldi’s wife and daughter, as to which Mr. Castaldi disclaims beneficial ownership, and (iii) 32,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(3)	Consists of (i) 3,395 shares of Common Stock held jointly by Dr. Cox and his wife, (ii) 7,808 shares of Common Stock owned by solely by Dr. Cox and (iii) 40,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(4)	Consists of (i) 12,325 shares of Common Stock owned by Mr. Ebright and (ii) 40,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(5)	Consists of (i) 18,996 shares of Common Stock owned by Mr. Harvey and (ii) 37,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(6)	Consists of (i) 14,247 shares of Common Stock owned by Ms. Jenckes and (ii) 40,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(7)	Consists of (i) 47,548 shares of Common Stock jointly owned by Mr. McLain and his wife, (ii) 240 shares of Common Stock owned by Mr. McLain’s children, as to which Mr. McLain disclaims beneficial ownership, and (iii) 511,223 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on May 24, 2005.

(8)	Consists of (i) 3,997 shares of Common Stock owned by Mr. Sudovar and (ii) 32,500 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(9)	Consists of (i) 53 shares of Common Stock owned by Mr. Clark and (ii) 12,500 shares of Common Stock that that may be acquired under stock options that will be exercisable on May 24, 2005.

(10)	Consists of (i) 2,631 shares of Common Stock owned by Dr. Fahim and (ii) 32,814 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable as of May 24, 2005.

(11)	Consists of (i) 955 shares of Common Stock owned by Dr. Rasmussen and (ii) 33,570 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable as of May 24, 2005.

(12)	Consists of (i) 18,680 shares of Common Stock owned by Mr. Smith and (ii) 202,766 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable as of May 24, 2005.

(13)	Consists of (i) 2,890 shares of Common Stock owned by Mr. Siskowski, (ii) 245 shares of Common Stock owned by Mr. Siskowski’s wife, as to which Mr. Siskowski disclaims beneficial ownership, and (iii) 144,312 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(14)	See notes 2-12.

(15)	The information in the table and this note is derived from Schedule 13G/A filed with the SEC on February 8, 2005, by Deerfield Capital, L.P., which shares voting and investment power over 2,137,275 shares, Deerfield Partners, L.P., which shares voting and investment power over 2,137,275 shares, Deerfield Management Company, L.P. which shares voting and investment power over 2,287,725 shares, Deerfield International Limited, which shares voting and investment power over 2,287,725 shares, and Arnold H. Snider, the president of the general partner of each of the foregoing entities, who shares voting and investment power over 4,425,000 shares.

(16)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 14, 2005 by Earnest Partners LLC, a registered investment advisor, which holds sole voting power over 2,807,578 shares of Common Stock, shares voting power over 1,369,230 shares of Common Stock and holds sole investment power over 5,099,498 shares of Common Stock.

(17)	The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 14, 2005 by Sectoral Asset Management Inc., a registered investment advisor, and Jérôme G. Pfund and Michael L. Sjöström, the sole shareholders of Sectoral Asset Management Inc., who hold sole voting power over 202,901 shares of Common Stock and sole investment power over 3,102,922 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no Form 5 is required, the Company believes that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Under the federal securities laws, the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting is December 9, 2005. Under the Company’s by-laws, notice of a stockholder proposal is considered untimely unless it is delivered to or mailed and received at the principal executive offices of the Company not later than 90 days before the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, then notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day after such notice of the meeting date was mailed or such prior public disclosure was made.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each stockholder entitled to vote at the Annual Meeting, on the written request of such stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission. Written requests must be directed to Mark A. Soufleris, Vice President, Marketing USA, Nabi Biopharmaceuticals, 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company’s Annual Report on Form 10-K is also available free of charge through the Company’s Internet website at http://www.nabi.com.

OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. However, if any such matter is presented for action, your proxy will confer discretionary authority to vote on the matter if the Company did not receive timely notice of the matter in accordance with the Company’s by-laws.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers, and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred by them in connection therewith.

By Order of the Board of Directors,

Constantine Alexander

Secretary

April 8, 2005

Appendix A

AUDIT COMMITTEE CHARTER

(as amended on February 7, 2005)

The Audit Committee has been established by the Board of Directors of Nabi Biopharmaceuticals (the “Company”) for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Audit Committee shall be comprised of at least three Directors who meet the independence, education and experience requirements of the Securities Exchange Act of 1934 and the Nasdaq National Market, Inc. (“Nasdaq”), as in effect from time to time. Except as the Board of Directors may otherwise determine, the Audit Committee shall make its own rules for the conduct of its business, but unless otherwise permitted by the Board, its business shall be conducted as nearly as may be in the same manner as the By-laws of the Company provide for the conduct of business by the Board of Directors.

The duties of the Audit Committee shall be as follows:

1.    The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Company (including resolution of disagreements between management and such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such firm shall report directly to the Audit Committee.

2.    The Audit Committee shall monitor the independence of the Company’s accountants, including any relationship or services that may impact the objectivity and independence of the Company’s accountants and shall obtain a written statement from the Company’s accountants delineating all relationships between the accountants consistent with the requirements of Nasdaq. The Audit Committee (or one or more designated members thereof) shall pre-approve all auditing and non-audit services (except de minimis non-audit services and auditing services within the scope of an approved engagement of the accountant) provided to the Company by the accountant. These accountants shall be ultimately accountable to the Board of Directors of the Company and the Audit Committee as representatives of the stockholders.

3.    The Audit Committee shall review the Company’s financial statements to be filed with the Securities and Exchange Commission and the results of any independent audit thereof, including the adequacy of internal controls and financial accounting policies. The Audit Committee shall review management’s assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting and the auditor’s attestation and report on the assessment made by management. The Audit Committee shall review and discuss the Company’s annual audited financial statements with management and shall recommend to the Board of Directors whether these financial statements should be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

4.    The Audit Committee shall review those reports to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 that contain financial statements (including any Management’s Discussion and Analysis of Financial Condition and Results of Operation relating to such financial statements) or other material financial disclosures, to the extent required by the rules and regulations of the Securities and Exchange Commission and Nasdaq.

5.    The Audit Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.    The Audit Committee shall oversee or conduct special investigations or other functions at the request of the Board of Directors.

The Audit Committee shall have the authority to engage, and to determine appropriate compensation for, independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to any public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Audit Committee as provided in this charter and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet as a separate Committee at least four times per year and as often as it deems necessary to carry out its duties. The Audit Committee shall make regular reports to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

A-2

5800 PARK OF COMMERCE BOULEVARD, N.W. BOCA RATON, FL 33487

You have the option of voting using any of the following methods:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NABI Biopharmaceuticals in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NABI Biopharmaceuticals, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NABIP1            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Nabi Biopharmaceuticals
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR.
Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1. For the election of all nominees listed below (except as indicated):	☐	☐	☐
01) David L. Castaldi
02) Geoffrey F. Cox, Ph.D.
03) George W. Ebright
04) Richard A. Harvey, Jr.
05) Linda Jenckes
06) Thomas H. McLain
07) Stephen G. Sudovar
Please be sure to sign and date this Proxy. In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

REVOCABLE PROXY

Nabi Biopharmaceuticals

5800 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

Annual Meeting of Stockholders to be held on May 13, 2005

This Proxy is Solicited on Behalf of the Board of Directors, which Recommends

Approval of the Proposal Contained Herein

The undersigned hereby appoint(s) Anna E. Mack, Mark L. Smith and Mark A. Soufleris, and each of them, as Proxies of the undersigned, with full power of substitution, to vote, as designated herein, all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Nabi Biopharmaceuticals, to be held on Friday, May 13, 2005 at 10:00 A.M. at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida, and all adjournments thereof (the “Meeting”). The undersigned acknowledge(s) receipt of the Company’s Proxy Statement. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such matters, other than the business set forth herein, as may properly come before the Meeting for which the Company did not receive timely notice of the matter in accordance with the Company’s by-laws; (ii) with respect to the election of directors in the event that any of the nominees is unable to serve or for good cause will not serve; and (iii) with respect to such other matters upon which discretionary authority may be conferred.

If shares of the Company’s Common Stock are issued to or held for the account of the undersigned under any of the Company’s employee benefit plans and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby direct(s) the respective fiduciary of each applicable Voting Plan to vote all shares of the Company’s Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein at the Annual Meeting on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.